UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 18, 2013

Starwood Hotels & Resorts Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One StarPoint, Stamford, Connecticut		06902
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(203) 964-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2013, Starwood Hotels & Resorts Worldwide, Inc. (the "Company") entered into an amended and restated employment agreement (the "New Employment Agreement") with Mr. Frits van Paasschen, the Company’s Chief Executive Officer and President. The New Employment Agreement amends and restates the December 30, 2008 amended and restated employment agreement between Mr. van Paasschen and the Company (the "2008 Employment Agreement"). All of Mr. van Paasschen’s equity and cash-based incentive compensation awards outstanding on April 18, 2013 (the "Effective Date") will continue to be governed by the agreements for such awards or the 2008 Employment Agreement, depending on which is most favorable to Mr. van Paasschen.

Subject to the early termination provisions described in this current report, the initial term of the New Employment Agreement continues until December 31, 2016, after which the term of the New Employment Agreement will continue from year to year unless either party provides at least 180 days’ written notice of his or its desire to not so extend the New Employment Agreement (the "Term"). In addition, the Company will have the right to terminate Mr. van Paasschen’s employment (and the New Employment Agreement) at any time upon his death or disability, for "cause" (as defined in the New Employment Agreement), or without "cause" in the sole discretion of the Company’s Board of Directors (the "Board"). Mr. van Paasschen will have the right to terminate his employment at any time for "good reason" or without "good reason" in his sole discretion. As used in the New Employment Agreement, "good reason" generally means, without Mr. van Paasschen’s consent or (if applicable) timely cure by the Company: (1) a reduction in his base salary, target annual bonus opportunity percentage or target long-term incentive opportunity award value; (2) the assignment of any duties inconsistent in any material respect with Mr. van Paasschen’s position, authority, duties or responsibilities, or any other action by the Company that results in a significant diminution in such position, authority, duties or responsibilities; (3) Mr. van Paasschen being required to relocate to a principal place of employment more than thirty-five miles from the Company’s principal offices as of the Effective Date; (4) the Company’s material breach of the New Employment Agreement; or (5) the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the New Employment Agreement.

Under the New Employment Agreement, Mr. van Paasschen will receive base salary at an annual rate of $1,250,000, subject to increase by the Board. Mr. van Paasschen will participate in the Annual Incentive Plan for Certain Executives (or similar successor programs) ("AIPCE"). His annual bonus opportunities under the AIPCE will range from 0% to 400% of his base salary, with a target award of 200% of his base salary, based on performance versus objectives as set by the Compensation and Option Committee of the Board (the "Committee"). Mr. van Paasschen will also be eligible for annual long-term incentive grants pursuant to the Company’s effective equity plans commencing in 2014. Mr. van Paasschen’s actual long-term incentive grants will be subject to Committee discretion, but will range in opportunity values from at least $5,500,000 to $9,500,000, with a target-level value of at least $7,500,000.

The New Employment Agreement also provides that the Company will (1) provide Mr. van Paasschen with the use of a driver and car service for use in the New York metropolitan area for business purposes (including commuting); (2) reimburse Mr. van Paasschen’s professional fees, up to a maximum of $30,000, incurred in negotiating the New Employment Agreement and any related agreements; (3) make Company aircraft available to Mr. van Paasschen for business-related travel (with any permitted personal use being imputed as income consistent with established practice, or as otherwise agreed); (4) provide Mr. van Paasschen with a lifetime discount resort card after age 55 (once his age and years of service with the Company total or exceed 65); and (5) provide for Mr. van Paasschen to receive an annual physical examination. Mr. van Paasschen will also be entitled to at least four weeks of annual vacation benefits and sick leave in accordance with Company policy, and will be eligible for health and welfare and retirement benefits that are provided to the Company’s other senior executives from time to time. Tax gross-ups are generally prohibited.

If Mr. van Paasschen’s employment is terminated during the Term by the Company without cause or by Mr. van Paasschen for good reason, then Mr. van Paasschen will generally be entitled to, subject to the execution of a release of claims (1) a lump sum severance payment equal to two times the sum of his base salary and target bonus; (2) a prorated portion of his annual bonus through the date of termination; (3) have his equity and other long-term incentive grants vest or not vest in accordance with the terms of such awards; provided that long-term performance-based grants will vest on a pro rata basis with respect to any service-based vesting requirements, and will be paid based on actual performance; and (4) the following payments and benefits (collectively, "Accrued Benefits"): (a) an amount equal to his unpaid base salary and any accrued and unpaid vacation pay; (b) any unpaid bonus earned for a completed fiscal year preceding the fiscal year of such termination; (c) unreimbursed expenses, which will be payable in accordance with Company policy; and (d) such other benefits that may be owed to Mr. van Paasschen in accordance with the Company’s applicable plans, programs or policies.

If Mr. van Paasschen’s employment is terminated during the Term because of death or disability, then Mr. van Paasschen (or his estate) will generally be entitled to, subject to the execution of a release of claims, Accrued Benefits and a prorated portion of his target bonus through the date of termination. In addition, the unvested portion of Mr. van Paasschen’s equity and other long-term incentive grants subject to service-based vesting (and outstanding for at least six months) will immediately and fully vest on the date of the termination of his employment, and his stock options will be exercisable until the earlier of (1) one year following the date of termination of employment or (2) the original expiration date of such options. In addition, Mr. van Paasschen’s long-term performance-based grants that were granted in years prior to the year in which his death or disability occurs (or that have been outstanding for longer than the applicable performance period) shall vest on a pro-rata basis according to the number of days he was employed during the applicable service period with respect to any service-based vesting requirement, and then will be paid based on actual performance.

If Mr. van Paasschen’s employment is terminated by the Company without cause or by Mr. van Paasschen for good reason (1) within 24 months after a "change in control" (as defined in the New Employment Agreement) or (2) at any time prior to but in contemplation of, or at the direction of a third-party respecting, a change in control (after there is a binding written agreement to effect a change in control), then Mr. van Paasschen will generally be entitled to, subject in certain cases to the execution of a release of claims (a) a lump sum severance payment equal to two times the sum of his base salary and target bonus, (b) a pro-rata target bonus for the year of termination, (c) up to 24 months of continued life, disability, non-health accident insurance benefits, (d) a lump sum amount in cash equal to the value of deemed continuation participation in the Company’s health care benefits under COBRA for the equivalent of up to 24 months (waiving the administrative charge typically assessed by the Company for such coverage), (e) immediate vesting of the unvested portions of all equity and other long-term incentive awards outstanding prior to January 1, 2013, with performance-based awards deemed earned at the maximum level of performance (all such awards granted after January 1, 2013 will be treated in accordance with the terms of such awards), (f) immediate vesting of all unvested 401(k) contributions, (g) up to $50,000 of two years of outplacement services, and (h) Accrued Benefits. If such severance payments are subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, then either the amounts will be reduced to avoid the excise tax or the full amounts will be paid or provided, depending on which approach puts Mr. van Paasschen in the best net after-tax position (with all taxes being his responsibility).

If Mr. van Paasschen’s employment is terminated by the Company for cause or by Mr. van Paasschen without good reason, then Mr. van Paasschen will be entitled to Accrued Benefits, specifically excluding any unpaid bonus earned for a completed fiscal year preceding the fiscal year of such termination.

The New Employment Agreement provides that, subject to certain exceptions, during the term of his employment and for 24 months thereafter (the "Noncompetition Period"), Mr. van Paasschen will not (without the express written consent of the Board) engage in any Competitive Business (subject to certain investment activities) in any geographic area in which, as of the date of termination of his employment, the Company is engaged or planning to be engaged. As used in the New Employment Agreement, "Competitive Business" means any business engaged in the hotel, hospitality or timeshare businesses, as well as any corporation, partnership or other entity that derives 33% or more of its total earnings before interest, taxes, depreciation and amortization from the hotel, hospitality or timeshare businesses. In addition, during the Noncompetition Period, Mr. van Paasschen will not (without the express written consent of the Board) solicit any managerial level employee of the Company or its affiliates (including any director-level employee of the Company and any General Manager of any hotel owned (in whole or in part) or managed by the Company), or any person who was such an employee at any time during the twelve-month period preceding Mr. van Paasschen’s termination of employment, or otherwise induce any such person to terminate his, her or its relationship with the Company. Mr. van Paasschen is also subject to confidentiality and non-disparagement covenants under the New Employment Agreement.

Under the New Employment Agreement, Mr. van Paasschen has agreed not to sell any Company stock (except to settle withholding tax obligations) during the first two years under the New Employment Agreement and without consultation with the Board after the first two years under the New Employment Agreement.

The foregoing summary of the New Employment Agreement is qualified in its entirety by reference to the complete text thereof, a copy of which is filed as Exhibit 10.1 to this current report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amended and Restated Employment Agreement, dated as of April 18, 2013, by and between Starwood Hotels & Resorts Worldwide, Inc. and Frits van Paasschen

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

April 24, 2013	By:	Jason Cohen

Name: Jason Cohen
Title: Senior Vice President - Legal

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of April 18, 2013, by and between Starwood Hotels & Resorts Worldwide, Inc. and Frits van Paasschen